Exhibit 3.1

BY-LAWS

of

LENNAR CORPORATION

A Delaware Corporation

As Amended Effective September 28, 2022

ARTICLE I

Offices

1.1 Registered Office. The registered office of the Corporation will be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The Corporation may also have offices at such other places, within or outside of the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

2.1 Place. Meetings of stockholders will be held at such places within or outside of the State of Delaware as may be fixed from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the Delaware General Corporation Law (the “DGCL”).

2.2 Annual Meetings. Annual meetings of stockholders will be held on such date and time as may be fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders will elect directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

2.3 Special Meetings. Special meetings of stockholders may be called at any time for any purpose or purposes by the Board of Directors or by the Chief Executive Officer, if there is one, or if there is no Chief Executive Officer, by the President, and must be called by the President or the Secretary upon the written request of a majority of the directors or upon the written request of the holders of at least a majority of all the outstanding shares of any class entitled to vote on the action proposed to be taken. Each written request must state the time, place and purpose or purposes of the proposed meeting. A special meeting of stockholders called by the Board of Directors, the Chief Executive Officer or the President, other than one required to be called by reason of a written request of stockholders, may be postponed, rescheduled or cancelled by the Board of Directors at any time before the scheduled commencement of the meeting.

2.4 Notice. Written notice of each annual or special meeting of stockholders, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in Article VII of these By-Laws not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.

2.5 Quorum; Adjourned Meeting. Except as otherwise required by law or the Certificate of Incorporation, the presence in person or by proxy of holders of a majority in voting power, and not less than one-third in number, of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. If a matter to be voted upon at a meeting requires the affirmative vote of the holders of any class of stock voting separately, the presence in person or by proxy of holders of a majority in voting power of the shares of that class will also be necessary to constitute a quorum with regard to that matter. If a quorum is not present or represented by proxy at any meeting of stockholders, the holders of a majority in voting power of the shares entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present. An adjourned meeting (including due to a technical failure to convene or continue the meeting by remote communication) may be held without notice if the time, date and place of the meeting (and, to the extent applicable, the means of remote communication for the meeting) are announced at the meeting, displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting, or set forth in the notice of the meeting; provided, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in Article VII to each stockholder of record entitled to vote at the adjourned meeting. Any business that could have been transacted at a meeting that is adjourned may be transacted at the adjourned meeting. After a quorum has been established at any stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

2.6 Voting. At any meeting of stockholders, each stockholder having the right to vote may vote in person or by proxy. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder will be entitled to one vote for each share of stock entitled to vote standing in that stockholder’s name on the books of the Corporation. Except as otherwise provided by law or in the Certificate of Incorporation or the By-Laws, each matter other than an election of directors will be determined by the vote of a majority in voting power of the shares which are voted with regard to it.

2.7 Action by Stockholders Without a Meeting. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action is consented to in writing, or by electronic transmission, by the holders of shares on a record date fixed by the Board of Directors having at least the minimum number of votes that would be required to authorize the action at a meeting at which all shares entitled to vote were present and voted. Any stockholder who would be entitled under Section 2.8 to propose stockholder action with regard to a matter will have the right to request that the Board of Directors fix a record date for the taking of the action by written consent, which request will contain all the information which would be required under Section 2.8 to propose the action for a vote of stockholders at a special meeting. If the Board of Directors does not within 30 days after it is properly requested to do so fix a record date that is not later than 45 days after the date of the request, the record date will automatically be the 45th day after the date of the request.

2.8 Notifications of Nominations and Proposed Business.

(a) Notice of Business. Nominations for the election of directors, and the proposal of other business, to be brought before any annual or special stockholders’ meeting may be made by (x) the Board of Directors or a committee appointed by the Board of Directors for such purpose or (y) any stockholder of the Corporation who (i) is entitled to vote at the meeting, (ii) has given timely notice in proper written form pursuant to this Section 2.8 of such stockholder’s intent to make such nomination or nominations or to make such other proposal and has otherwise complied with the requirements set forth in this Section 2.8, and (iii) was a stockholder of record (1) at the time of giving of such notice, (2) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (3) at the time of the meeting; clause (y) of this Section 2.8(a) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)). To be timely, a stockholder of record delivering a notice of any nomination or other business proposed to be brought before a meeting pursuant to this Section 2.8 (the “Noticing Stockholder”) must deliver such notice to the Secretary of the Corporation at the principal executive offices of the Corporation within the time set forth in Section 2.8(c) with respect to an annual meeting or in Section 2.8(d) with respect to a special meeting.

(b) Information in Notice. To be in proper written form, a Noticing Stockholder’s notice to the Secretary (whether given pursuant to Section 2.8(c) or Section 2.8(d)) must set forth:

(x) as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or re-election as a director, (i) the name, age and address (business and residential) of the proposed nominee, (ii) a complete biography and statement of the proposed nominee’s qualifications, including the principal occupation or employment of such person (at present and for the past five years), (iii) the Specified Information (as defined below) for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (iv) a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) presently or during the past three years, and any other material relationships, between or among the Holders or any Stockholder Associated Person (as such terms are defined below), on the one hand, and such person and any member of the immediate family of such person, and such person’s respective Affiliates and Associates, or others acting in concert therewith, or any other person or persons, on the other hand (including the names of such persons and all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder or any Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant), (v) information relevant to a determination of whether the proposed nominee can be considered an independent director, (vi) the proposed nominee’s written consent to serve as a director of the Corporation if elected, (vii) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act, and (viii) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 2.8(h) hereof;

(y) if the Noticing Stockholder’s notice relates to any proposal other than the nomination of a director or directors, (i) a brief description of the proposal desired to be brought before the meeting (including the text of any resolution proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation or By-Laws, the text of the proposed amendments), (ii) the reasons for bringing the proposal before the meeting, (iii) any interest in such proposal or the business to which it relates of each Holder and each Stockholder Associated Person, if any, and (iv) a description of all agreements, arrangements and understandings between each Holder and each Stockholder Associated Person, if any, and any other person or persons (including the names of such persons) in connection with the proposal of such business by such stockholder; and

(z) as to the Noticing Stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”), (i) the name and address of each Holder as they appear on the Corporation’s books, and the name and address of each Stockholder Associated Person, if any, (ii)(1) the number of shares of each class of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by each Holder and each Stockholder Associated Person, if any (provided that, for the purposes of this Section 2.8(b), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), and the number of shares that have been held by each Holder or Stockholder Associated Person, if any, for more than one year, (2) descriptions of all profits interests, options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of stock of the Corporation, in cash or otherwise (each a “Derivative Instrument”), which are directly or indirectly owned or held, including beneficially, by each Holder or Stockholder Associated Person, if any, and any other direct or indirect opportunity for such stockholder, or beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of stock or any other security of the Corporation, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder or Stockholder Associated Person, if any, has a right to vote or has granted a right to vote any shares of stock or any other security of the Corporation, (4) any short interest in any security of the Corporation held by each Holder and each Stockholder Associated Person, if any, presently or within the last 12 months (for purposes of these By-Laws, a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights held by each Holder and each Stockholder Associated Person, if any, to receive dividends or payments in lieu of dividends on shares of stock or other securities of the Corporation that are separated or separable from the underlying shares of stock or other security of the Corporation, (6) any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held by each Holder and each Stockholder Associated Person, if any, or held directly or indirectly by a partnership or other entity in which any Holder or Stockholder Associated Person, if any, or an Affiliate of such Holder or Stockholder Associated Person, is a partner or manager or has another form of equity ownership, (7) any performance-related fees (other than an asset-based fee) that each Holder and each Stockholder Associated Person, if any, or an Affiliate of such Holder or Stockholder Associated Person, is or may be entitled to based on any increase or decrease in the value of shares of stock or other securities of the Corporation or Derivative Instruments, (8) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder or Stockholder Associated Person, if any, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any shares of stock or any other security of the Corporation or to increase or decrease the voting power of any such person with respect to any shares of stock or any other security of the Corporation, (9) any direct or indirect legal, economic or financial interest (including short interest) of each Holder and each Stockholder Associated Person, if any, in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these By-Laws, (10) any direct or indirect legal, economic or financial interest (including short interest) in any principal competitor of the Corporation held by each Holder and each Stockholder Associated Person, if any, and (11) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or Stockholder Associated Person, if any, is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (sub-clauses (1) through (11) of this Section 2.8(b)(z)(ii) shall be referred to as the “Specified Information”), (iii) any other information relating to each Holder and each Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Exchange Act, (iv) a representation by the Noticing Stockholder that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting on the matter proposed, that the Noticing Stockholder will continue to be a stockholder of record of the Corporation entitled to vote at such meeting on the matter proposed through the date of such meeting, and that the Noticing Stockholder intends to appear in person or by proxy at such meeting to propose such nomination or other business, (v) if any Holder or Stockholder Associated Person, if any, intends to engage in a solicitation with respect to a nomination or other business pursuant to this Section 2.8, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and a representation that such Holder or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required under applicable law to approve or adopt the proposal, (vi) a certification that each Holder and each Stockholder Associated Person, if any, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (vii) the names and addresses of other stockholders (including beneficial owners) known by any Holder or Stockholder Associated Person, if any, to support such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), and (viii) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8(b) shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than 5 days after the later of the record date and the date a public announcement of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than 7 Business Days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation no later than 7 Business Days prior to the date of the annual meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Holder or any proposed nominee to deliver to the Secretary, within 5 Business Days of any such request, such other information as may be reasonably requested by the Corporation, including such other information as may be reasonably required by the Board of Directors, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, (B) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(c) Annual Meetings. In addition to any other applicable requirements, for nominations or any other proposal that is a proper matter for stockholder action to be brought before an annual meeting by a stockholder of record, the Noticing Stockholder must have given timely notice thereof in proper form and in writing to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, the Noticing Stockholder’s notice containing the information described in Section 2.8(b) must be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 90th day, nor earlier than the Close of Business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the current year’s annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, the notice by the Noticing Stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to the current year’s annual meeting and not later than the later of (x) the Close of Business on the 90th day prior to the current year’s annual meeting and (y) the Close of Business on the 10th day following the date on which public announcement of the date of such annual meeting is first made). In no event shall the adjournment, recess or postponement of an annual meeting (or the public announcement of an adjournment, recess or postponement of an annual meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a Noticing Stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws. Notwithstanding anything in the second sentence of this paragraph (c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days prior to the deadline for nominations that would otherwise be applicable under this Section 2.8(c), a Noticing Stockholder’s notice required by this Section 2.8 shall be considered timely, but only with respect to nominees for the new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which the public announcement of such increase in the number of directors to be elected is first made by the Corporation.

(d) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Directors may be elected at a special meeting of stockholders only in accordance with a determination of the Board of Directors that directors should be elected at the special meeting. If the Board of Directors determines that directors should be elected at a special meeting of stockholders, nominations of persons for election as directors at that special meeting may be made (x) by the Board of Directors or (y) by any stockholder of the Corporation that has given timely notice thereof in writing to the Secretary of the Corporation and has otherwise complied with the notice procedures set forth in this Section 2.8 (including Sections 2.8(a) and (b)). To be timely, a Noticing Stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the later of the Close of Business on the 90th day prior to such special meeting, or the Close of Business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the adjournment, recess or postponement of a special meeting (or the public announcement of an adjournment, recess or postponement of a special meeting) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Certain Definitions; Interpretations. For purposes of these By-Laws: (s) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (t) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act; (u) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Miami, Florida or New York, New York are authorized or obligated by law or executive order to close; (v) “Close of Business” on a particular day shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day; (w) “delivery” of any notice or materials by a stockholder as required to be “delivered” shall mean, both (i) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Secretary; (x) “public announcement” shall mean disclosure in a press release issued by the Corporation that is reported by Business Wire, the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with, or furnished by the Corporation to, the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (y) “qualified representative” of a stockholder of the Corporation shall mean, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders, and such person must produce proof that such person is a duly authorized officer, manager or partner of such stockholder or of such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders of the Corporation; and (z) “Stockholder Associated Person” shall mean, as to any Holder, (i) any person acting in concert with such Holder, (ii) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith, and (iii) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder. For purposes of these By-Laws, the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where a reference in these By-Laws is made to any statute or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.

(f) Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.8; provided, however, that nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) General. Only persons who are nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible to be elected at a stockholders’ meeting to serve as directors and only such business shall be conducted at a stockholders’ meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.8. Unless otherwise required by law, if the Noticing Stockholder (or a qualified representative of the Noticing Stockholder) does not appear at the meeting to present a nomination or business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such nomination or proposal may have been received by the Corporation.

(h) Submission of Questionnaire, Representation and Agreement. In addition to the other requirements of this Section 2.8, each person who a Noticing Stockholder proposes to nominate for election or re-election as a director of the Corporation must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 2.8) to the Secretary at the principal executive offices of the Corporation (x) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within 5 Business Days of such written request) and (y) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within 5 Business Days of such written request) that such person (i) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

2.9 Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority, for any reason, to convene, recess or adjourn any meeting of stockholders.

ARTICLE III

Directors

3.1 General Powers. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

3.2 Number. The number of directors which will constitute the entire Board of Directors will be such number, not less than three nor more than fifteen, as is determined by the Board of Directors from time to time. As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

3.3 Election. The manner by which directors will be elected at an annual meeting or other meeting of stockholders will be as follows, depending on whether the election is “contested” or “uncontested” (as such terms are defined below).

Contested Election. In a contested election, (a) stockholders will be given the opportunity with regard to each nominee for election to vote “for” the election of such nominee or to “withhold” votes with regard to such nominee, and (b) the nominees receiving a plurality of the affirmative votes cast will be elected to the positions on the Board being voted upon.

Uncontested Election. In an uncontested election, (a) stockholders will be given the opportunity with regard to each nominee for election to vote “for” or “against” the election of such nominee or to abstain from voting with regard to such nominee, and (b) each nominee as to whom a majority of the votes cast are voted “for” such nominee’s election will be elected as a director. For purposes of these By-Laws, a majority of the votes cast means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, which resignation shall become effective upon (a) that person not receiving a majority of the votes cast in an uncontested election, and (b) acceptance by the Board of Directors of that resignation in accordance with the policies and procedures adopted by the Board of Directors for such purpose.

In the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall determine whether to accept the resignation, taking into account the committee’s recommendation, within 90 days following certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. The director in question shall be excluded from all Board of Directors and committee deliberations regarding the resignation.

An election of directors will be “contested” if, in connection with any annual or special stockholders’ meeting (i) the Secretary shall have received one or more notices that a stockholder has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 2.8, irrespective of whether the Board of Directors at any time determines that any such notice is not in compliance with such requirements, and (ii) as of the date that is 14 days in advance of the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter amended, revised or supplemented) with the Securities and Exchange Commission each such notice has not been formally and irrevocably withdrawn by the applicable stockholder. Any election of directors that is not contested shall be “uncontested.”

3.4 Removal. Any of the directors may be removed with or without cause by vote of the holders of a majority in voting power of the outstanding shares that are entitled to be voted with regard to elections of directors, except that if a director is elected by the holders of one or more classes or series, that director may be removed without cause only by vote of a majority in voting power of the shares of that class or series, or those classes or series. Any proposal to remove directors must comply with the requirements of Section 2.8.

3.5 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a vacancy, including a vacancy created by a newly created directorship, will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

3.6 Resignations. Any director may resign at any time by delivering written notice to the Corporation, the Board of Directors or its Lead Director. Such resignation is effective when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

3.7 Compensation of Directors. The Board of Directors, by the affirmative vote of a majority of the directors then in office, or by the affirmative vote of a majority of the members of a committee formed for the purpose of determining the compensation of directors, officers or employees, and irrespective of any personal interest of any of the members of the Board of Directors or the committee, may establish reasonable compensation of directors for services to the Corporation as directors, as well as establishing their compensation for services as officers, employees or otherwise. Directors will be reimbursed for the reasonable expenses they incur in attending meetings and otherwise performing their duties.

ARTICLE IV

Meetings of the Board of Directors

4.1 First Meeting. The first meeting of each newly elected Board of Directors will be held immediately following the annual meeting of the stockholders. If the meeting is held at the place of the meeting of stockholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

4.2 Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as is determined from time to time by the Board of Directors.

4.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, if there is one, or by the Chief Executive Officer, if there is one, or if there is no Chief Executive Officer, by the President, on at least two days’ notice to each director, and must be called by the President or the Secretary on at least two days’ notice at the written request of a majority of the entire Board of Directors (which request may include the day on which the meeting is to be held).

4.4 Notices. Whenever notice of a meeting of the Board of Directors is required, the notice must be given in the manner set forth in Article VII of these By-Laws and must state the place, date and hour of the meeting. Except as provided by law, the Certificate of Incorporation, or other provisions of these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or a waiver of notice of the meeting.

4.5 Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or other provisions of these By-Laws, a majority of the directors in office, but in no event less than one-third of the entire Board of Directors, will constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of directors, a majority of the directors present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. After a quorum has been established at any meeting of the Board of Directors, the subsequent withdrawal of directors, so as to reduce the number of directors below the number required for a quorum, shall not affect the validity of any action taken at the meeting.

4.6 Telephonic Meetings Permitted. To the extent permitted by law, a director participating in a meeting by conference telephone or other communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by the director during such director’s participation will be deemed taken at the meeting.

4.7 Action Without Meeting. Any action of the Board of Directors may be taken without a meeting if all the members of the Board of Directors consent to that action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the Board of Directors.

ARTICLE V

Committees

5.1 Committees of the Board. The Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of two or more directors, and may also designate one or more of its members to serve as alternates on these committees. If, because some members of a committee are disqualified from voting with regard to matters to be considered at a meeting, fewer than a majority of the members of the committee are able to vote at the meeting, the member or members of the committee who are not disqualified, even if less than a quorum, may by unanimous vote appoint another director to act at the meeting in place of each of the disqualified members.

5.2 Authority of Committees. To the extent permitted by law (including Section 141(c)(2) of the DGCL), the Executive Committee will have all the authority of the Board of Directors, except as the Board of Directors otherwise provides, and the other committees will have such authority as the Board of Directors grants them. The Board of Directors will have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committee. All resolutions establishing or discharging committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Board of Directors.

5.3 Procedure. Each committee must keep regular minutes of its proceedings and report to the Board of Directors as and when the Board of Directors requires. Unless the Board of Directors otherwise provides, a majority of the members of any committee may determine how actions are taken and the procedures to be followed at its meetings, and may fix the time and place of its meetings. Unless a majority of the members of a committee determine otherwise, the procedures of each committee will include permitting members to participate in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

5.4 Action Without Meeting. Any action of a committee may be taken without a meeting if all the members of the committee consent to that action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of the committee.

ARTICLE VI

Independent Directors

6.1 Meetings. The members of the Board of Directors who are independent directors will meet from time to time, and in any event at least once each fiscal year or such greater number of times as is necessary to meet any applicable requirements of law or of any securities exchange or securities quotation system on which securities of the Corporation are listed or quoted, without the presence of the other members of the Board of Directors. The independent directors may consider at their meetings, and make recommendations to the Board of Directors or committees of the Board of Directors regarding, anything directly or indirectly related to the Corporation or its subsidiaries. For the purposes of this Article VI, a director will be “independent” if such director is independent under all applicable laws or regulations of the United States or the State of Delaware, and under all applicable rules of all securities exchanges and securities quotation systems on which securities of the Corporation are listed or quoted.

6.2 Lead Director. The independent directors will elect one of their number to serve as the Lead Director. The Lead Director will serve in that capacity from the time such person is elected until such time as such person ceases to be an independent director or such time as another independent director is elected to serve as Lead Director.

6.3 Request for Meetings. The Lead Director may call meetings of the independent directors at any time, and must call a meeting of the independent directors promptly, and in any event within 30 days, after the Lead Director is asked to do so by two or more independent directors.

6.4 Responsibilities of Lead Director. The Lead Director will preside over all meetings of the independent directors. In addition, if there is no Chair of the Board of Directors, the Lead Director will preside over, and be responsible for the agenda at, all meetings of the Board of Directors and, at the request of the Board of Directors, will preside over meetings of stockholders. The Lead Director will convey recommendations of the independent directors to the Board of Directors and will be the liaison between the independent directors and the management of the Corporation. The Lead Director may have such additional responsibilities as may be assigned to such person by the Board of Directors, except that the Lead Director will not have any responsibility that the general counsel to the Corporation (or, if there is no general counsel, independent counsel) advises would present a material risk of causing the Lead Director no longer to be an independent director.

ARTICLE VII

Notices

7.1 Notice to Stockholder. Any notice to a stockholder may be given personally, by mail or, to the extent permitted by the DGCL, by electronic transmission. If given personally, a notice will be deemed given when it is actually given. If mailed, a notice will be deemed given when it is deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of stockholders. If given electronically, a notice will be deemed given at the time provided in the DGCL.

7.2 Notice to Director. Any notice to a director may be given personally, by telephone or by mail, or by facsimile transmission, electronic mail or other electronic transmission. A notice will be deemed given when it is actually given in person or by telephone, when it is received if it is given by facsimile transmission, electronic mail or other form of electronic transmission, on the third business day after the day on which it is deposited in the United States mail, postage prepaid, or on the day after the day on which it is delivered to a nationwide delivery service for overnight delivery, directed to the director at such director’s business address or at such other address as the director may have designated to the Secretary in writing as the address to which notices should be sent.

7.3 Waiver of Notice. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance at a meeting will be deemed a waiver of notice unless the person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

Officers

8.1 Officers of the Corporation. The Board of Directors shall elect, as executive officers, a President, a Vice President, a Secretary and a Treasurer, and in their discretion a Chief Executive Officer, a Chair of the Board of Directors (who does not have to be an executive of the Corporation), additional Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may from time to time deem advisable. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until the corresponding meeting of the Board of Directors in the next year and until such officer’s successor shall have been duly elected and qualified or until such officer shall have died or resigned or shall have been removed, in the manner provided herein. The powers and duties of Secretary and Treasurer may be exercised and performed by the same person, and a Vice President may at the same time hold any other single office except that of President.

8.2 Vacancy. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

8.3 Chair. The Chair of the Board of Directors, if any, shall be a member of the Board of Directors and shall preside at its meetings. The Chair shall keep in close touch with the administration of the affairs of the Corporation, shall advise and counsel with the Chief Executive Officer of the Corporation and, in the absence of the Chief Executive Officer, with other executives of the Corporation, and shall perform such other duties as may from time to time be assigned to the Chair by the Board of Directors.

8.4 Chief Executive Officer. The Chief Executive Officer, if any, will be the Chief Executive Officer of the Corporation. If there is no Chief Executive Officer, the President will be the Chief Executive Officer of the Corporation. The Chief Executive Officer of the Corporation will be a member of the Board of Directors and will preside over any meetings of the stockholders at which none of a Chair of the Board of Directors, a Vice Chair of the Board of Directors or a Lead Director is present. Subject to the direction of the Board of Directors, the Chief Executive Officer of the Corporation will have and exercise direct charge of and general supervision over the business and affairs of the Corporation and will perform all duties incident to being the Chief Executive Officer of a corporation, and such other duties as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

8.5 Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties of those subordinate officers.

8.6 Authority. The officers of the Corporation, other than the Chair of the Board of Directors and the Chief Executive Officer of the Corporation, will have such powers and perform such duties in the management of the business and affairs of the Corporation, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors or the Chief Executive Officer of the Corporation.

8.7 Titles. The Board of Directors may assign to officers or others descriptive titles (such as chief operating officer, chief financial officer, principal accounting officer or general counsel) and may assign to vice presidents designations of priority (such as executive vice president, senior vice president or first vice president) or function (such as vice president—finance or a regional vice president).

8.8 Removal. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

8.9 Compensation. The compensation of officers will be fixed by the Board of Directors or a committee of the Board of Directors, or in such manner as the Board of Directors or a committee may provide.

8.10 Security. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of such person’s duties.

ARTICLE IX

Certificates for Shares

9.1 Certificates Representing Shares. The shares of stock of the Corporation will be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series may be represented by uncertificated shares. If shares are represented by certificates, such certificates shall be in such form, other than bearer form, as is approved by the Board of Directors as the Board of Directors may from time to time prescribe, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

9.2 Execution of Certificates. Any or all signatures upon a certificate may be a facsimile. Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Corporation with the same effect as if such person were that officer, transfer agent or registrar at the date of issue.

9.3 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate issued by the Corporation which is alleged to have been lost, stolen or destroyed. When doing so, the Board of Directors may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

9.4 Transfer of Shares. The Corporation or a transfer agent of the Corporation, upon surrender to it of a certificate representing shares, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the person entitled to it, and shall cancel the old certificate and record the transaction upon the books of the Corporation.

9.5 Record Date. The Board of Directors may fix in advance a date as the record date for determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or to express consent to, or dissent from, any proposal without a meeting, or to receive payment of any dividend or allotment of any rights, or to take or be the subject of any other action. Except as otherwise required or permitted by law, that date must be not less than ten nor more than sixty days before the date of the meeting, nor more than sixty days before any other action. If no record date is fixed, the record date will be as provided by law. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders which has been made as provided in this Section will apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

9.6 Owner of Shares. The Corporation will for all purposes, be entitled to treat a person registered on its books as the owner of shares as the owner of those shares, with the exclusive right, among other things, to receive dividends and to vote with regard to those shares, and the Corporation will not be bound to recognize any equitable or other claim to or interest in shares of its stock on the part of any other person, whether or not the Corporation has notice of the claim or interest of the other person, except as otherwise provided by the laws of Delaware.

ARTICLE X

Indemnification

10.1 Indemnification. The Corporation shall indemnify persons as provided in the Certificate of Incorporation.

ARTICLE XI

General Provisions

11.1 Seal. The corporate seal will have inscribed on it the name of the Corporation, the year of its creation, the words “CORPORATE SEAL DELAWARE,” and such other appropriate legend as the Board of Directors may from time to time determine. Unless prohibited by the Board of Directors, a facsimile of the corporate seal may be affixed or reproduced in lieu of the corporate seal itself.

11.2 Books and Records. The books and records of the Corporation, except as such as are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Board of Directors may from time to time determine.

11.3 Fiscal Year. The fiscal year of the Corporation will end on November 30 of each year.

11.4 Exclusive Forum.

(a) The sole and exclusive forum for (w) any derivative action or proceeding brought on behalf of the Corporation by a person other than the Corporation, (x) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (y) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these By-Laws (as either may be amended from time to time), or (z) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person who, or entity that, purchases or otherwise acquires an interest in stock of the Corporation will be deemed (i) to have notice of, and agree to comply with, the provisions of this Section 11.4(a), and (ii) to consent to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section 11.4(a).

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against the Corporation or any director or officer or other employee of the Corporation.

ARTICLE XII

Amendments

12.1 Amendments. These By-Laws may be altered, amended or repealed and new By-Laws adopted by the holders of the Class A common stock and the Class B common stock of the Corporation voting as provided in the Corporation’s Certificate of Incorporation, or by the Board of Directors by a majority vote at any meeting called for that purpose.